ChinAmerica Enters Into First Documentary Production Contract

SARASOTA, Fla. – December 2, 2013 – Today, ChinAmerica Andy Movie Entertainment Media Co. (OTCBB: CAME) announced that it has entered into an agreement to consult on the production of a documentary to be produced in the People’s Republic of China. ChinAmerica has agreed to consult with Zhongmei Yingshi; the President of ChinAmerica, Mr. Andy Fan will be providing his services on the project.

ChinAmerica Andy Movie Entertainment Media Co., a US corporation, is seeking to increase its development, production and distribution of featured films, documentaries and animated films within the movie, entertainment and media field in the People’s Republic of China

Commenting on the agreement, Andy Fan, Chairman and Chief Executive Officer of ChinAmerica said, “The Board is thrilled to have entered into this agreement and believes that this will bring more opportunities for the Company in the future.”

For more information on ChinAmerica Andy Movie Entertainment Media Co., please visit www.came8.com

Forward-Looking Statements:

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

Contact:

ChinAmerica Andy Movie Entertainment Media Co.
Andy Z. Fan

Andyfan8@yahoo.com